Exhibit 10.27

STOCK PURCHASE AGREEMENT

By and Between

AVENTIS PHARMACEUTICALS INC.

AND

REGENERON PHARMACEUTICALS, INC.

Dated as of September 5, 2003

STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (“Agreement”), dated as of September 5, 2003, by and between AVENTIS PHARMACEUTICALS INC. (the “Investor”), a corporation organized under the laws of Delaware, with its principal place of business in the United States at 200 Crossing Boulevard, Bridgewater, New Jersey 08807, and REGENERON PHARMACEUTICALS, INC. (the “Company”), a corporation organized under the laws of New York with its principal place of business at 777 Old Saw Mill Road, Tarrytown, New York.

     WHEREAS, concurrently with the execution of this Agreement, the Investor and the Company have entered into a Collaboration Agreement (the “Collaboration Agreement” and together with this Agreement, the “Transaction Agreements”); and

     WHEREAS, it is contemplated by the Collaboration Agreement that the Investor purchase, and the Company issue and sell to the Investor, shares of common stock of the Company pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:

ARTICLE 1
DEFINITIONS

     1.1 Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

     “Affiliate” shall mean, with respect to any Person, any other Person which controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     “Business Day” shall mean any day other than a Saturday or Sunday or a day on which banks located in New York, New York are authorized or required by law to close.

     “Common Stock” shall mean the Company’s Common Stock, par value $0.001 per share. Common Stock shall not include shares of the Company’s class A shares.

     “Company Intellectual Property” shall mean the Intellectual Property that is owned by Company and the Intellectual Property subject to an Intellectual Property License pursuant to which its use by the Company is permitted by any third party.

     “Disposition” or “Dispose of” shall mean any (i) offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of the

     Company’s common stock, par value $.001 per share, or any securities convertible into or exchangeable or exercisable for such common stock or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Company’s common stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

     “Governmental Authority” shall mean any federal, state, municipal, local, provincial or regional governmental authority in the United States or other political subdivision thereof and any Person exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government.

     “Intellectual Property” shall mean trademarks, trade names, trade dress, service marks, copyrights, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, and any other similar intellectual property rights.

     “Intellectual Property License” shall mean any license, permit, authorization, approval, contract or consent granted, issued by or with any Person relating to the use of Intellectual Property.

     “Material Adverse Effect” shall mean any events, occurrences or circumstances which give rise to or would reasonably be expected to give rise to, individually or in the aggregate, a material adverse effect on the business, business prospects, properties, condition (financial or otherwise) or results of operations of the Company.

     “Organizational Documents” shall mean the Company’s Certificate of Incorporation as in effect on the date hereof and the Company’s Bylaws as in effect on the date hereof.

     “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a Governmental Authority.

     1.2 Additional Defined Terms. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below:

Defined Term	Section

Agreement	Preamble
Closing	2.2
Closing Date	2.2
Collaboration Agreement	Preamble
Company	Preamble
Company SEC Documents	3.10(a)
Exchange Act	3.10(a)
Investor	Preamble
Purchase Price	2.1
Purchased Stock	2.1

Defined Term	Section

Rule 144	5.2
SEC	3.6
Securities Act	3.10(a)
Severed Clause	6.10
Transaction Agreements	Preamble

     1.3 Construction. In this Agreement, unless the context otherwise requires:

          (a) any reference in this Agreement to “writing” or comparable expressions includes a reference to facsimile transmission or comparable means of communication;

          (b) words expressed in the singular number shall include the plural and vice versa, words expressed in the masculine shall include the feminine and neuter gender and vice versa;

          (c) references to Articles and Sections are references to articles and sections of this Agreement;

          (d) reference to “day” or “days” are to calendar days; and

          (e) “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import.

     1.4 Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Company, the Company confirms that it has made reasonable inquiry or investigation as to the matters that are the subject of such representations and warranty.

ARTICLE 2
PURCHASE AND SALE OF COMMON STOCK

     2.1 Issuance of Common Stock. Subject to the terms and conditions hereof, on the Closing Date, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase, 2,799,552 shares of Common Stock (the “Purchased Stock”) for an aggregate purchase price of $45,000,000 (the “Purchase Price”). The price per share of the Purchased Stock shall be $16.074, which amount represents the average daily closing price per share on the Nasdaq Stock Market during the five (5) trading days immediately preceding, but not including, the date of this Agreement.

     2.2 Closing. The purchase and sale of the Purchased Stock (the “Closing”) shall occur on the date hereof at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, at Four Times Square, New York, New York. The date on which the Closing occurs is referred to herein as the “Closing Date”.

     2.3 Delivery. Within three (3) Business Days of the Closing Date, the Company shall deliver to the Investor a stock certificate, registered in the Investor’s name, representing the Purchased Stock. Within one (1) Business Day following the Closing Date, Investor shall deliver to the Company the Purchase Price by wire transfer of same day funds to the Company’s bank account as follows:

Beneficiary Name:	Regeneron Pharmaceuticals, Inc.
Beneficiary Address:	777 Old Saw Mill River Road
Tarrytown, New York 10591
Account Number:	[********************]
Bank Name:	[********************]
Bank Address:	[********************]
[********************]
Bank Clearing Number:	[********************]

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Investor as of the date hereof as follows:

     3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted and as proposed to be conducted in the Company SEC Documents, to enter into the Transaction Agreements, to issue and sell the Purchased Stock and to carry out the other transactions contemplated under the Transaction Agreements. The Company is qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

     3.2 Capitalization and Voting Rights.

          (a) The authorized capital of the Company as of September 4, 2003 consisted of: (i) 160,000,000 shares of Common Stock, par value $0.001 per share, of which (w) 49,829,556 shares were issued and outstanding, (x) 2,403,848 shares were reserved for issuance upon conversion of the Company’s class A stock, each share of class A stock being convertible into one share of Common Stock, (y) 15,265,493 shares were reserved for issuance pursuant to the Company’s 1990 Long-Term Incentive Plan and 2000 Long-Term Incentive Plan and (z) 6,611,300 shares were reserved for issuance upon conversion of the Company’s 5½% Convertible Senior Subordinated Notes due 2008, (ii) 40,000,000 shares of class A stock, par value $0.001 per share, of which 2,403,848 shares were issued and outstanding, and (iii) 30,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding. All of the issued and outstanding shares of Common Stock and class A stock have been duly authorized, and all of the issued and outstanding shares of Common Stock and class A stock have been validly issued, are fully paid and non-assessable, and were issued in compliance with all applicable federal and state securities laws.

          (b) All of the authorized shares of Common Stock are entitled to one (1) vote per share. All of the authorized shares of class A stock are entitled to ten (10) votes per share.

          (c) Except as set forth in the Company SEC Documents filed at least seventy-two (72) hours prior to the date of this Agreement, or as provided in the Transaction Agreements, there are not, nor upon the consummation of the transactions contemplated hereby shall there be: (i) any outstanding options, warrants, rights (including conversion or preemptive rights) or agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company and (ii) any restrictions on the transfer of capital stock of the Company other than pursuant to state and federal securities laws.

          (d) Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or as provided in the Transaction Agreements, the Company is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of the Company or the giving of written consents by a shareholder or director of the Company.

     3.3 Subsidiaries. The Company does not have any subsidiaries required to be disclosed in Exhibit 21 to its annual report on Form 10-K.

     3.4 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution and delivery of the Transaction Agreements and the performance of all obligations of the Company thereunder, including the authorization, issuance and delivery of the Purchased Stock, has been taken. This Agreement has been duly executed and delivered by the Company and, upon due execution and delivery by Investor, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

     3.5 No Conflicts. The execution and performance of the Transaction Agreements and compliance with the provisions thereof by the Company, do not and shall not: (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default (or an event which, with notice or lapse of time or both, would become a default) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound, or (c) violate or conflict with any of the provisions of the Company’s Organizational Documents; except, in the case of subsections (a) and (b) as would not have a Material Adverse Effect.

     3.6 No Governmental Authority or Third Party Consents. No consent, approval, authorization or other order of any Governmental Authority or other third party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Purchased Stock, except such filings as may be required to be made with the Securities and Exchange Commission (the “SEC”) and with any state blue sky or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable laws, rules, regulations, statutes, ordinances and orders.

     3.7 Valid Issuance of Purchased Stock. When issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, the Purchased Stock shall be duly authorized, validly issued, fully paid and nonassessable, free from any encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than restrictions on transfer under the Transaction Agreements and under federal and state securities laws.

     3.8 Litigation. There is no action, suit, proceeding or investigation pending or threatened against the Company or which the Company intends to initiate which (a) questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated thereby, or (b) except as set forth in the Company SEC Documents filed prior to the date of this Agreement, if determined adversely would have a Material Adverse Effect.

     3.9 Licenses and Other Rights; Compliance with Laws. The Company has all franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance thereunder, except where the failure to be in compliance does not and would not have a Material Adverse Effect. The Company is and has been in compliance with all laws and governmental rules and regulations applicable to its business, properties and assets, and to the products and services sold by it, including, without limitation, all such rules, laws and regulations relating to fair employment practices, occupational safety and health and public safety, except where the failure to be in compliance does not and would not have a Material Adverse Effect.

     3.10 Company SEC Documents; Financial Statements; Nasdaq Stock Market.

          (a) Since December 31, 2002, the Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (“Company SEC Documents”). As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The financial statements of the Company included in its annual report on Form 10-K for the fiscal year ended December 31, 2002 and in its quarterly report on Form 10-Q for the quarterly period ended June 30, 2003 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except as set forth in the Company SEC Documents, the Company has no liabilities, whether absolute or accrued, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet contained in the Company SEC Documents.

          (c) The Common Stock is listed on the Nasdaq Stock Market and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market. The Company has not received any notification that, and has no knowledge that, the SEC or the National Association of Securities Dealers Inc. is contemplating terminating such listing or registration. The issuance of the shares of Purchased Stock pursuant to this Agreement does not require shareholder approval, including, without limitation, pursuant to the rules of the National Association of Securities Dealers Inc.

     3.11 Absence of Changes. Since December 31, 2002, there has been no change or development which, individually or in the aggregate, has had or would have a Material Adverse Effect.

     3.12 Disclosure Controls and Procedures. The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act, and is in compliance with such disclosure controls and procedures in all material respects.

     3.13 Intellectual Property. The Intellectual Property that is owned by the Company is owned free from any liens or restrictions, and all of the Company’s material Intellectual Property Licenses are in full force and effect in accordance with their terms, and are free of any liens or restrictions, except (a) where the failure to be free from such liens or restrictions would not have a Material Adverse Effect or (b) as set forth in any such Intellectual Property License. Except as set forth in the Company SEC Documents, there is no legal claim or demand of any Person pertaining to, or any proceeding which is pending or, to the knowledge of Company threatened, (i) challenging the right of the Company in respect of any Company Intellectual Property, or (ii) that claims that any default exists under any Intellectual Property License, except, in the case of (i) and (ii) above, where such legal claims would not have a Material Adverse Effect.

     3.14 Offering. Subject to the accuracy of the Investor’s representations set forth in Section 4.3 and 4.4, the offer, sale and issuance of the Purchased Stock to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements.

     3.15 No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Purchased Stock sold pursuant to this Agreement in a manner that would require the registration of the Purchased Stock under the Securities Act.

     3.16 Brokers’ or Finders’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

     The Investor hereby represents and warrants as of the date hereof as follows:

     4.1 Organization; Good Standing. The Investor is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Investor has all requisite corporate power and corporate authority to enter into the Transaction Agreements, to purchase the Purchased Stock and to carry out the other transactions contemplated under the Transaction Agreements.

     4.2 Authorization. All corporate action on the part of the Investor, and its directors and stockholders necessary for the authorization, execution and delivery of the Transaction Agreements, the performance of all obligations of the Investor thereunder, including the subscription and purchase of the Purchased Stock, has been taken. This Agreement has been duly executed and delivered by the Investor and, upon due execution and delivery by the Company, constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

     4.3 Purchase Entirely for Own Account. The Purchased Stock shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation, or otherwise Distributing the Purchased Stock. The Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to a Person any of the Purchased Stock.

     4.4 Investment Experience and Accredited Investor Status. The Investor is an “accredited investor” (as defined in Regulation D under the Securities Act). The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Stock to be purchased hereunder.

ARTICLE 5
FURTHER ASSURANCES; SECURITIES LAW MATTERS

     5.1 Further Assurances. The parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

     5.2 Restricted Securities. The Investor understands that the Purchased Stock, when issued, shall be “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 of the Securities Act, as presently in effect (“Rule 144”).

     5.3 Limitations on Dispositions.

          (a) For a period of two (2) years from the Closing Date, neither the Investor nor any of its Affiliates shall make any Disposition, except, upon prior written notice to the Company, to an Affiliate of the Investor, which Affiliate shall then be subject to the same restrictions on Disposition as set forth in this Section 5.3. The Investor or its Affiliate, as the case may be, (i) during the period from the day after the second anniversary of the Closing Date until the third anniversary of the Closing Date, may Dispose of no more than 250,000 shares (subject to stock splits, reverse stock splits, combinations, recapitalizations and similar events) of the Purchased Stock in the aggregate per calendar quarter, and (ii) after the third anniversary of the Closing Date, may Dispose of no more than 500,000 shares (subject to stock splits, reverse stock splits, combinations, recapitalizations and similar events) of the Purchased Stock in the aggregate per calendar quarter.

          (b) With respect to any sale or transfer of the Purchased Stock, the Investor or its Affiliate, as the case may be, shall not make any such sale or transfer unless the sale or transfer is made pursuant to Rule 144 or similar provisions of federal securities laws as in effect from time to time.

          (c) In the event the Company proposes to sell securities in an underwritten offering, the Investor shall, if requested by the Company and an underwriter of Common Stock of the Company, agree not to sell or otherwise transfer or dispose of any Common Stock of the Company held by the Investor for a specified period of time, such period of time not to exceed ninety (90) days. Such agreement shall be in writing in a form satisfactory to the Company and underwriter in such offering. The Company may impose stop transfer instructions with respect to the Common Stock subject to the foregoing restrictions until the end of the lock-up period. The Company may request no more than one (1) lock-up period per calendar year.

     5.4 Legends. It is understood that the certificates representing the Purchased Stock shall bear the following legends:

          (a) “These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to the Company) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act.”; and

          (b) any legend required by applicable state securities laws.

     5.5 Current Public Information. For so long as the Company remains a public company or, if earlier, until such time as the Investor no longer holds any shares of Purchased Stock, the Company shall:

          (a) make and keep available, at all times, adequate public information as required under paragraph (c) of Rule 144 under the Securities Act; and

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under Sections 13, 14, and 15(d) of the Exchange Act.

     5.6 Form D; Blue Sky Laws. The Company agrees to timely file a Form D with respect to the Purchased Stock as required under Regulation D after the Closing and to provide a copy thereof to the Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Purchased Stock for sale pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

     5.7 Listing. Prior to any sale of the Purchased Stock by the Investor, the Company will take all action necessary to enable the Purchased Stock to trade on the Nasdaq Stock Market.

ARTICLE 6
MISCELLANEOUS

     6.1 Remedies. In case any one or more of the representations, warranties, covenants or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity or action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

     6.2 Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Except as otherwise expressly provided herein, neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without (a) the prior written consent of the Company in the case of any assignment by the Investor, or (b) the prior written consent of the Investor in the case of any assignment by the Company, except in each case to any third party who acquires all or substantially all of the business of the assigning party by merger, sale of assets or otherwise. Notwithstanding the foregoing, upon prior written notice to the Company, the Investor may assign the right and obligation to purchase the Purchased Stock for the Purchase Price, and all of its other rights and obligations hereunder, to any of its Affiliates; provided that the Investor shall remain liable for the performance of the obligations such Affiliate.

     6.3 Entire Agreement. This Agreement contains the complete understanding of the parties to this Agreement with respect to the subject matter hereof and supersedes all prior understandings and writings relating to the subject matter hereof.

     6.4 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles. Each of the parties irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of the State of New York, and the United States District Court for the Southern District of New York for any action, suit, or proceeding arising out of or relating to this Agreement, waives any objections to such jurisdiction and venue and agrees not to commence any action, suit or proceeding relating to this Agreement except in such courts.

     6.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.7 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth below and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service, or (d) sent by facsimile transmission, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service, or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission). Either party may change its address by giving notice to the other party in the manner provided above.

To the Company:	Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill Road
Tarrytown, NY 10591
Attention: General Counsel

With a copy (which shall not constitute notice) to:	Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, NY 10036 Attention: David J. Goldschmidt, Esq.

To the Investor:	Aventis Inc.
Somerset Corporate Center
300 Somerset Corporate Boulevard
Bridgewater, NJ 08807
Attention: Owen Ball,
Senior Corporate Counsel

and:

Aventis Pharmaceuticals Inc.
200 Crossing Boulevard
Bridgewater, New Jersey 08807
Attention: Vice President,
Legal Corporate Development

With a copy (which shall	Morgan, Lewis & Bockius, LLP
not constitute notice) to:	502 Carnegie Center
Princeton, New Jersey 08540
Attention: Randall B. Sunberg, Esq.

     6.8 Expenses. Each party shall pay its own fees and expenses with respect to this Agreement and the transactions contemplated hereby.

     6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

     6.10 Severability. If, under applicable laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (“Severed Clause”), then, it is mutually agreed that this Agreement shall endure except for the Severed Clause. The parties to this Agreement shall consult and use their reasonable best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such Severed Clause in light of the intent of this Agreement.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

AVENTIS PHARMACEUTICALS INC.

By:	/s/ Gerald P. Belle

Name: Gerald P. Belle
Title: Authorized Signatory

REGENERON PHARMACEUTICALS, INC.

By:	/s/ Stuart Kolinski
Name: Stuart Kolinski
Title: General Counsel